Exhibit A(11)

1 | P a g e CODE OF ETHICS Axio Financial LLC Axio Financial will conduct its business honestly and ethically wherever we have operations. We will constantly improve the quality of our services, products and operations and will create a reputation for honesty, fairness, respect, responsibility, integrity, trust and sound business judgement. No illegal or unethical conduct on the part of the officers, directors, employees of affiliates is in the company’s best interest. Axio Financial will not compromise its principles for short-term advantage. The ethical performance of this company is the sum of the ethics of the men and women who work here. Thus, we are expected to adhere to high standards of personal integrity. Officers, directors and employees of the company must never permit their personal interests to conflict or appear to conflict, with the interests of the company, its clients or affiliates. Officers, directors and employees must be particularly careful to avoid representing Axio Financial in any transaction with others with whom there is any outside business affiliation or relationship. Officers, directors or employees of Axio Financial will often come into contact with, or have possession of, proprietary, confidential or business-sensitive information and must take appropriate steps to assure that such information is strictly safeguarded. This information – whether it is on behalf of our company or any of our clients or affiliates – could include strategic business plans, operating results, marketing strategies, customer lists, personnel records, upcoming acquisitions and divestitures, new investments, and manufacturing costs, processes and methods. Proprietary, confidential and sensitive business information about this company, other companies, individuals and entities should be treated with sensitivity and discretion and only be disseminated on a need-to-know basis. Misuse of material inside information in connection with trading in the company’s securities can expose an individual to civil liability and penalties under the Canada Business Corporations Act. Under this Act, directors, officers and employees in possession of material information not available to the public are “insiders”. Spouses, friends, suppliers, brokers, and others outside the company who may have acquired the information directly or indirectly from a director, officer or employee are also “insiders”. The Act prohibits “insiders” from trading in, or recommending the sale or purchase of, the companies securities, while such information is regarded as “material”, or if it is important enough to influence you or any other person in the purchase or sale of securities of any company with which we do business, which could be affected by the inside information. The following guidelines should be followed in dealing with inside information: • Until the material information has been publicly released by the company, an employee must not disclose it to anyone except those within the company whose positions require use of the information. 2 | P a g e • Employees must not buy or sell the company’s securities when they have knowledge of material information concerning the company until it has been disclosed to the public and the public has had sufficient time to absorb the information. • Employees shall not buy or sell securities of another corporation, the value of which is likely to be affected by an action by the company of which the employee is aware and which has not been publicly disclosed. Officers, directors and employees will seek to report all information accurately and honestly, and as otherwise required by applicable reporting requirements. I authorize and instruct Axio Financial LLC (Axio) to obtain and review my credit and public background records. I understand that my credit and public background records will be obtained from a credit reporting agency chosen by Axio and agree that Axio intends to use the report for the purpose of disclosing a complete and accurate information to the Financial Industry Regulatory Authority. Violation of this Code of Ethics can result in discipline, including possible termination. The degree of discipline relates in part to whether there was a voluntary disclosure of any ethical violation and whether or not the violator cooperated in any subsequent investigation. Please sign where indicated confirming that you have read and understand these policies and will observe them when conducting business while employed at Axio Financial LLC Name: Date: Signature: